CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this amendment No. 2 to registration statement on Form S-11 (No. 333-32445) of our report dated November 27, 1996, on our audit of the financial statements and financial statement schedules of Value Property Trust as of and for the year ended September 30, 1996. We also consent to the reference to our firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.

New York, New York
December 4, 1997